Exhibit 99.1
Farmer Bros Co.
Properties

Principal Executive Offices
20333 South Normandie Ave., Torrance, California*

Interim Executive Offices

13601 Suite 200, North Freeway, Fort Worth, Texas

Production Facilities

20333 South Normandie Ave., Torrance, California*
9120 N.E. Alderwood Rd., Portland, Oregon
235 N. Norwood Ave., Houston, Texas*

Distribution Centers

120 W. Whitehall Ave., Northlake, Illinois
75 State St., Moonachie, New Jersey
13131 Broadway Ext., Oklahoma City, Oklahoma*
9120 N.E. Alderwood Rd., Portland, Oregon

Branch Warehouses

Arizona	Arizona	Arizona
FLAGSTAFF*	LAKE HAVASU*	PHOENIX*
2385 N. Walgreen St.	1105 Aviation Dr.	1060 W. Alameda Dr.
Tempe

Arizona	Arizona	Arkansas
TUCSON*	YUMA	SPRINGDALE
3818 South Evans Blvd.	3914 E. 41ST Pl., Ste. 4	543 Madison

Arkansas	California	California
LITTLE ROCK	BAKERSFIELD*	BISHOP*
7630 Hardin Dr.	8802 Swigert Ct.	324 E. Clarke St.
North Little Rock

California	California	California
CASTROVILLE*	CHICO*	EUREKA
11460 Commercial Pkwy.	480 Ryan Ave., Ste. 100	417 W. Wabash Ave.

California	California	California
FRESNO*	LOS ANGELES SF VALLEY*	OAKLAND*
4576 N. Bendel	9373 Remick Ave.	9845 Kitty Ln.
Arleta

California	California	California
PALM SPRINGS*	RIALTO*	SACRAMENTO*
72205 Corporate Way	2751 S. Lilac Ave.	2450 Boatman Ave.
Thousand Palms

California	California	California
SAN DIEGO*	SAN JOSE*	SAN LUIS OBISPO
7855 Ostrow St., Ste B	1462 Seareel Pl.	3450 Broad St., Unit 109

California	California	California
SANTA ANA*	SANTA FE SPRINGS*	SANTA ROSA*
3921 W. Segerstrom Ave.	9901 Bell Ranch Rd.	470 E. Todd Rd.

California	California	California
STOCKTON*	TORRANCE*	VENTURA*
4243 Arch Rd.	20333 S. Normandie Ave.	1350 Stellar Dr.

California	Colorado	Colorado
VICTORVILLE*	COLORADO SPRINGS	DENVER*
17190 Yuma St.	6150 Stadia Ct.	5595 Joliet St.

Colorado	Colorado	Connecticut
FORT COLLINS*	GRAND JUNCTION*	WATERBURY
4500 Innovation Dr.	2848 Chipeta Ave., #B	54 Great Halls Rd.
Naugatuck
Florida	Florida	Florida
JACKSONVILLE	ORLANDO	TAMPA
3236 Highway 17 Suite 5	7100 TPC Dr., Ste. 650	4709 Oak Fair Blvd.

Florida	Georgia	Idaho
TAMPA	ATLANTA	BOISE
4709 Oak Fair Blvd.	1400 Northbrook Pkwy. Ste. 370	7235 Bethel St.
Suwanee

Idaho	Illinois	Illinois
IDAHO FALLS*	MOLINE	NORTHLAKE
805 S. Saturn Ave.	2950 38th Ave.	120 W. Whitehall Ave.

Illinois	Indiana	Indiana
SPRINGFIELD	EVANSVILLE	INDIANAPOLIS*
3430 Constitution Dr., #122	1905 N. Kentucky Ave.	1417 Southeastern Ave.

Indiana	Iowa	Iowa
MERRILLVILLE	DES MOINES	OMAHA*
1503 E. 91st Dr.	1662 N.E. 55th Ave.	3217 Nebraska Ave.
Council Bluffs

Kansas	Louisiana	Maryland
WICHITA	SHREVEPORT	JESSUP
427 S. Washington	4113 Metro Dr.	8268 Preston Ct.

Massachusetts	Michigan	Michigan
NORTH BILLERICA	PLYMOUTH	SAGINAW
29 Esquire Rd.	9260 General Dr.	3691 Fashion Square Blvd.

Michigan	Minnesota	Minnesota
GRAND RAPIDS/WYOMING	BLAINE*	DULUTH
3322 Lousma SE, Ste. 503 & 504	3074 84th Ln. NE	4314 Enterprise Cir.

Missouri	Missouri	Missouri
KANSAS CITY*	SPRINGFIELD	ST. LOUIS*
9 N.E. Skyline Dr.	540A N. Cederbrook	12832 Pennridge Dr.
Lee’s Summit		Bridgeton

Montana	Montana	Montana
BILLINGS*	GREAT FALLS*	MISSOULA
2625 Enterprise Ave.	2600 16th St. NE	2720 Palmer St., Unit E
Black Eagle

Nebraska	Nevada	Nevada
NORTH PLATTE	CARSON CITY*	ELKO*
601 Sioux Meadow	3880 Technology Way	460 S. A St.

Nevada	New Jersey	New Jersey
LAS VEGAS	MOONACHIE	RUNNEMEDE
6630 Arroyo Springs St.	75 State St.	190 Ninth Ave., Unit B
Ste. 300 & 400

New Mexico	New Mexico	New Mexico
ALBUQUERQUE*	FARMINGTON	ROSWELL*
5911 Office Blvd.	1414 Schofield Ln.	710 E. College

New York	North Carolina	North Dakota
EAST SYRACUSE	CHARLOTTE	BISMARCK
6838 Ellicott Dr.	9115 Old Statesville Rd., Unit D	2001 3rd St. SE

North Dakota	North Dakota	Ohio
FARGO	GRAND FORKS	CINCINNATI
710 38th St. NW‑ Unit B,C,D	2402 N. 43rd St.	4784 Interstate Dr., Bldg #2

Ohio	Ohio	Ohio
COLUMBUS	LIMA	CLEVELAND
2543 Westbelt Dr.	1658 W. Breese Rd.	9090 Bank Rd.
Valley View

Oklahoma	Oklahoma	Oregon
OKLAHOMA CITY*	TULSA	BEND
13131 Broadway Ext.	170 S. 123 E. Place	20409 N.W. Cady Way

Oregon	Oregon	Oregon
EUGENE	MEDFORD	PORTLAND*
2495 Unit C Prairie Rd.	777 East Vilas Rd.	7515 N.E. 33rd Dr.
Central Point

Pennsylvania	Pennsylvania	South Dakota
CRANBERRY TOWNSHIP	STROUDSBURG	RAPID CITY*
215 Commerce Park Dr.	201A North 1st St.	2030 Creek Dr.

South Dakota	Tennessee	Texas
SIOUX FALLS	MEMPHIS*	AMARILLO
926 W. Cherokee	5753 E. Shelby Dr., Ste. 1	2100 SE 10th Ave.

Texas	Texas	Texas
AUSTIN*	CORPUS CHRISTI	DALLAS/FT. WORTH*
2004 Lamar Dr.	3909 Wow Rd.	744 Avenue H East
Round Rock		Arlington

Texas	Texas	Texas
EL PASO*	HOUSTON	HOUSTON
1325 Don Haskins Dr.	6300 West by NW Blvd.	235 N. Norwood Ave.
Ste. 400

Texas	Texas	Texas
LUBBOCK	McALLEN*	ODESSA
1608 D. N. University	1312 E. Laurel	2017 W. 7th

Texas	Texas	Utah
SAN ANTONIO*	WICHITA FALLS	SALT LAKE CITY*
4930 Center Park	1404 Beverly Dr.	2230 S. 2000 West

Washington	Washington	Washington
SEATTLE*	SPOKANE*	TACOMA
8660 Willows Rd.	E. 10915 Montgomery Dr.	9412 Front St.
Redmond		Lakewood

Washington	Wisconsin	Wisconsin
YAKIMA*	EAU CLAIRE	LA CROSSE
2301 S. 18th St.	124 Race	1236 Clinton St.
Union Gap

Wisconsin	Wisconsin	Wisconsin
LITTLE CHUTE	MADISON	PEWAUKEE
700 Moasis Dr.	4021 Owl Creek Dr.	W232 N 2960 Roundy Cir. W
Ste. 100

Wisconsin	Wyoming
SCHOFIELD	CASPER*
3613 Schofield Ave.	2170 N. Old Salt Creek Hwy.

*owned